Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock International Diversification Fund of BlackRock Funds
(the “registrant”), hereby certifies, to the best of her knowledge, that the registrant’s Report on Form N-CSR for the period ended June 30, 2009, (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 21, 2009

/s/Anne F. Ackerley
Anne F. Ackerley
Chief Executive Officer (principal executive officer) of
BlackRock International Diversification Fund of BlackRock Funds

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock International Diversification Fund of BlackRock Funds
(the “registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended June 30, 2009, (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 21, 2009

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock International Diversification Fund of BlackRock Funds

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange
Commission.